Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of September _____, 2015 by and between BioTime, Inc., a California corporation (the “Company”) and the undersigned identified on the signature page attached hereto (“Purchaser”).

ARTICLE 1.

PURCHASE AND SALE OF SHARES

1.1            Sale of Shares.  Purchaser hereby irrevocably agrees to purchase from the Company, and the Company agrees to sell to Purchaser pursuant to the Registration Statement (as defined below) the number of common shares, no par value, (“Shares”) required for applicable TASE Indexes, or such lesser number as provided in Section 1.2 below, at a price per Share equal to ninety-eight percent (98%) of the closing price of the Shares on the Tel Aviv Stock Exchange (“TASE”) on the TASE trading day immediately preceding the first day on which the Company’s common shares enter the TASE Indexes (the “Purchase Price”) The TASE Indexes that Company’s commons shares will enter (the “Indexes”) will be announced by TASE following the listing of the Shares on the TASE.

Without derogating the above, the Purchase Price for all of the purchased Shares hereunder, shall be the final and complete consideration paid to the Company and/or other third parties (exchanges, banks, Escrow Agent etc), and no additional commission, difference of exchanges rates or similar additional expense shall be imposed on Purchaser with respect to the Shares. In addition, the Company shall bear any and all fees and costs of the transfer agent and registrar of the Shares incurred in issuing the Shares in the name of Purchaser.

1.2            Adjustment to Number of Shares Sold.  The number of Shares that Purchaser shall purchase under this Agreement is subject to reduction as provided in this Section.

(a)            For purposes of Section 1.1 and this Section 1.2, any Shares purchased by Purchaser from sources other than the Company shall not reduce the number of Shares that Purchaser is required to purchase from the Company under this Agreement.

(b)            Purchaser acknowledges and agrees that the Shares being offered to Purchaser under this Agreement by the Company are part of an allotment of Shares that are being offered to other index funds (“Funds”) required to acquire Shares for purposes of one or more of the Indexes.  The total number of Shares available to all Funds including Purchaser will not exceed (a) 20% of the issued and outstanding common stock of the Company; and (b) a number of Shares having an aggregate purchase price of NIS 80 million (the “Maximum Shares”).  To the extent that the number of Shares that Purchaser is committing to purchase from the Company under Section 1.1 of  this Agreement plus the total number of Shares that other Funds are committing to purchase under separate agreements with the Company exceeds the Maximum Shares, the Company will allocate Shares among Purchaser and the other Funds on a pro rata basis based on the respective number of Shares that Purchaser and the other Funds have agreed to purchase from the Company, so that the total number of Shares sold by the Company to Purchaser and the other Funds does not exceed the Maximum Shares. In the event that the Company reduces the number of Shares to be sold to Purchaser as provided in this Section 1.2(b), the Company will promptly notify Purchaser of the total number of Shares that will be sold to Purchaser.

(c)            A reduction in the number of Shares sold to Purchaser pursuant to this Section 1.2 will not change the Purchase Price per Share.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1            Registration Statement.

(a)            The Company has prepared and filed with the United States Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (File No. 333--201824) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) registering the offer and sale of the Shares. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the prospectus contained therein has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. The Company shall file a final a prospectus supplement with the SEC in accordance with Rule 424(b) under the Securities Act describing the offer of the Shares (the “Prospectus Supplement”).

(b)            The Registration Statement, and the final prospectus together with the final prospectus supplement, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(c)            When issued pursuant to this Agreement and the Registration Statement at Closing, the Shares will be free and clear from any mortgages, charges, pledges, liens or restrictions on transfer, other than such restrictions as may be applicable under Rule 144 under the Securities Act with respect to sales or transfers of securities by an affiliate (as defined in Rule 144) of the issuer should Purchaser be or become an affiliate of the Company.

2.2            Valid Issuance of Shares.  The Shares that are being purchased by Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement, including payment of the entire Purchase Price, will be duly and validly issued, fully paid, and nonassessable.

2.3            Listing and Maintenance Requirements.  The common shares of the Company have been designated for quotation or listed on the NYSE MKT and the Company has applied to list the Shares for trading on the TASE.

2.4            Disclosure Documents; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, during the twelve (12) months prior to the date hereof.

2.5            Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California.

2.6            Authority; Enforceability.  The Company has the power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable in accordance with its terms subject to:  (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) general principles of equity.

2.7            No Conflict.  The execution and delivery of this Agreement and consummation of the sale of the Shares contemplated by this Agreement do not and will not violate any provisions of (i) the Securities Act or the Exchange Act or any rule or regulation thereunder, (ii) the California Corporations Code or the terms of any order, writ or decree of any court or judicial or regulatory authority or body by which the Company is bound, (iii) the Articles of Incorporation or bylaws of the Company, or (iv) the rules and regulations of the NYSE MKT or the TASE applicable to the listing of the Company’s common shares.

2.8            No Litigation.  There is no lawsuit, arbitration proceeding, or administrative action or proceeding pending or threatened against the Company which questions the validity of this Agreement or any action taken or to be taken by the Company in connection with this Agreement or the issue and sale of the Shares hereunder.

2.9            TASE Listing.  The Company undertakes to complete the listing of the Company's shares on TASE and to transfer all necessary documents in order to complete such listing.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company the following:

3.1            Organization. Purchaser, if not a natural person, is a corporation, limited liability company, partnership, trust or other entity duly organized, validly existing and in good standing under the laws of the state or other jurisdiction in which it is incorporated or otherwise organized.

3.2            Authority; Enforceability.  Purchaser has the power and authority to execute and deliver this Agreement and to perform all of its obligations under this Agreement.  This Agreement has been duly authorized and executed by Purchaser and is the valid and binding agreement of Purchaser enforceable in accordance with its terms, except (i) to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3            No Conflict.  The execution and delivery of this Agreement, and consummation of the transactions contemplated hereunder, including the purchase of the Shares, by Purchaser do not and will not violate any provisions of (i) any rule, regulation, statute, or law applicable to Purchaser or (ii) the terms of any order, writ, or decree of any court or judicial or regulatory authority or body by which Purchaser is bound, or (iii) the articles of incorporation, bylaws, or similar charter or governing documents of Purchaser.

3.4            Purchaser has met all requirements by Israeli law to be defined as a "Classified Investor" under the First Addendum to the Israeli Securities Law, 1968-5728, and agrees to such definition.

3.5            No Short Sales. Purchaser has not, nor has any person or entity acting on behalf of or pursuant to any understanding, agreement, or arrangement with Purchaser, directly or indirectly executed any “short sale,” as defined in SEC Rule SHO, of the common shares of the Company since June 30, 2015.

3.6            Place of Business or Residence.  Purchaser represents and warrants that Purchaser has Purchaser’s principal place of business or residence as set forth on the signature page of this Agreement.

ARTICLE 4.

CLOSING

4.1            Time and Place of Closing.  The consummation of the purchase and sale of the Shares (the “Closing”) shall take place on the date (the “Closing Date”) which shall be the third Business Day after the day on which the TASE announces the number of the Company’s common shares required for the Indexes (the “Index Calculation Date”).  The Closing shall occur at the principal office of the Company or at such other place as the parties may agree.  A “Business Day” shall be any day on which the banks in New York are not required or permitted to close.

4.2            Escrow AgentEscrow Agent. Union Underwriting & Finances Ltd will be appointed by the parties as the Escrow Agent (the "Escrow Agent") in order to complete the transaction herein.  The Company and Purchaser shall enter into an Escrow Agreement with the Escrow Agent for such purpose, a copy of which is attached as Exhibit A.  The Escrow Agent shall act as a Escrow Agent and hold the Purchase Price in trust in accordance with the terms and conditions of the Escrow Agreement, including, as follows:

(a)            On the day before the Index Calculation Date, Purchaser shall pay in full the entire Purchase Price for the Shares purchased by way of wire transfer, in immediately available funds, to the trust bank account on the name of the Escrow Agent. The Purchase Price shall be paid in Israeli New Shekels.

(b)            On the Closing Date, the Company shall transfer the Shares to the Purchaser, pursuant and subject to the written confirmation of the Escrow Agent that it has received the entire Purchase Price from Purchaser.

(c)            On the Closing Date and after the Company has transferred the Shares directly to an account designated by the Purchaser as provided in Section 4.3(b), the Escrow Agent will transfer the entire Purchase Price to the Company.

(d)            Expense Reimbursement.  All fees and expenses payable to the Escrow Agent under the Escrow Agreement shall be borne by the Company, except for indemnification payments should any arise, which shall be paid in accordance with the Escrow Agreement.

4.3            Documents to be Delivered By the Company.  The Company shall deliver the following documents to Purchaser at the Closing:

(a)            Prospectus.  A copy of the most current prospectus (the “Prospectus”) included in the Registration Statement, and the Prospectus Supplement filed in accordance with Rule 424(b) under the Securities Act describing the offer of the Shares; provided that the Prospectus and Prospectus Supplement may be delivered in accordance with Rule 172 under the Securities Act;

(b)            Shares.  The Shares purchased by Purchaser shall be delivered electronically via The Depository Trust Company Deposit/Withdrawal at Custodian system (“DWAC”) to an account designated by Purchaser.  No later than one Business Day prior to the Closing Date, Purchaser shall provide the Company with the DWAC number of the account to which the Shares will be transferred and a properly completed Form W-8-BEN.  Confirmation from American Stock Transfer & Trust Company, LLC, the transfer agent and registrar of the Shares, that the Shares purchased by Purchaser have been issued as provided by this paragraph shall be sufficient evidence that the Shares have been issued to Purchaser and that the Escrow Agent may release the Purchase Price to the Company.

4.4            Conditions of the Company's Obligation to Close.  The obligation of the Company to sell the Shares to Purchaser on each Closing Date is conditioned upon the following:

(a)            Payment and Delivery.  The Company’s receipt of the entire Purchase Price for the Shares being sold to Purchaser;

(b)            Representations and Warranties.  The representations and warranties made by Purchaser in ARTICLE 3 of this Agreement shall be true and correct in all material respects when made and on the Closing Date; provided, that any representation and warranty that it is itself qualified by a materiality standard shall be true and correct in all respects; and

(c)            Performance of Covenants.  Purchaser shall have fully performed all covenants and agreements required to be performed by Purchaser on or before the Closing Date.

(d)            NYSE MKT Approval.  The NYSE MKT shall have approved the Company’s additional listing application for the Shares to be sold to Purchaser.

(e)            TASE Approval.  The TASE shall have approved the Company’s application to list the Shares on the TASE.

(f)            No Shareholder Vote Required.  Under the rules and regulations of the NYSE MKT, the issue and sale of the Shares to Purchaser and the other Funds shall not require approval by a vote or consent of the Company’s shareholders.

4.5            Conditions of Purchaser’s Obligation to Close.  The obligation of Purchaser to purchase the Shares from the Company on any Closing Date is conditioned upon the following:

(a)            Delivery.  Purchaser's receipt of the items required to be delivered by the Company under Section 4.3 above.

(b)            Representations and Warranties.  The representations and warranties made by the Company in ARTICLE 2 of this Agreement shall be true and correct in all material respects when made and on the applicable Closing Date, unless made as of a specific date in which case they shall be accurate as of such date; provided, that any representation and warranty that it is itself qualified by a materiality standard shall be true and correct in all respects.

(c)            Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing Date.

(d)            Bankruptcy; Insolvency.  The Company shall not be subject to (i) any order for relief, or subject to any pending proceeding for reorganization or liquidation, under the United States Bankruptcy Code, as amended, or under any other law pertaining to insolvency of the Company or creditor’s rights generally, (ii) any appointment of a receiver for the Company or any of its assets, or (iii) any plan or action of dissolution or liquidation of the Company or its business.

(e)            Listing.  Company’s common shares shall be listed for trading on the NYSE MKT and TASE, and such listings and trading shall not have been suspended, nor shall suspension by the SEC or the NYSE MKT or TASE have been threatened, as of the Closing Date, in writing by the SEC, the NYSE MKT, or the TASE.

(f)            Inclusion in Indexes.  The Company’s Shares shall be included in one or more of the Indexes.

ARTICLE 5.

ADDITIONAL COVENANTS

5.1            Further Assurances.  Each party will execute, acknowledge, and deliver such additional certificates and documents and will take such additional actions as the other party may reasonably request on or after a Closing Date to effect, complete or perfect the issue and sale of the Shares to Purchaser.

5.2            Purchasers’ Market Activity.  Purchaser agrees that Purchaser shall not, prior to the completion of the purchase and sale of the Shares on the Closing Date, engage in any stabilization activity in connection with the Company’s common shares, or otherwise bid for or engage in any purchase or sale, including any short sale (as defined in SEC Rule SHO) of the Company’s common shares, directly or through or in arrangement with and any entity in control of, controlled by, or under common control with Purchaser.  Purchaser covenants and agrees that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to a press release, Purchaser will maintain the confidentiality of the existence and terms of this Agreement.

5.3            Public Disclosure by the Company.  The Company may issue one or more press releases and file one or more Current Reports on Form 8-K under the Exchange Act describing the terms of the transactions contemplated by this Agreement, in the form required by the Exchange Act and attaching this Agreement as an exhibit to such filing.

5.4            Publicity.  Purchaser shall not issue any press release or make any similar public statement or communication disclosing the terms of this Agreement or the transactions hereunder without the prior written consent of the Company, provided that the Company’s consent shall not unreasonably be withheld or delayed if such disclosure is required by law and Purchaser shall have provided the Company with a copy of the proposed press release or other public statement or communication a reasonable time prior to the public release or dissemination thereof.

ARTICLE 6.

MISCELLANEOUS

6.1            Successors and Assigns.  The parties may not assign their rights or obligations under this Agreement, directly or by operation of law, without the consent of the other party.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of Purchaser and the Company.

6.2            Entire Agreement; Amendment.  This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter of this Agreement. This Agreement and any term of this Agreement may be amended, waived, discharged or terminated only by a written instrument signed by the parties.

6.3            Notices, etc.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given (a) four (4) days after being deposited in the mail, certified air postage prepaid, return receipt requested, or (b) when delivered by hand, by messenger or overseas express air freight service (such as DHL), or (c) on the date of facsimile transmission (FAX)  or electronic mail (email) if sent at or prior to 5:30 p.m. (New York City time) on a Business Day, or the next Business Day after the date of facsimile or email transmission, if sent on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on a Business Day, in any case addressed as follows:

To any Purchaser:	At the address or FAX number or email address of Purchaser shown on the signature page of this Agreement

To the Company:	BioTime Inc.
1301 Harbor Bay Parkway
Alameda, California 94502
Attention:  Chief Financial Officer
FAX:  (510) 521- 3389
Email:  rpeabody@biotimemail.com

Any party may change its address for the purpose of this Agreement by giving notice to each other party in accordance with this Section.

6.4            Expenses.  Purchaser and the Company shall bear their own expenses, including fees and expenses of their own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp taxes and other taxes and duties levied in connection with the delivery of the Shares to Purchaser.

6.5            Brokers.  The Purchaser shall have no liability to any broker, finder, investment banker, or other advisor  retained or engaged by the Company or any subsidiary of the Company in connection with the transactions contemplated by this Agreement.

6.6            Titles and Subtitles.  The titles or headings of the Articles and Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.7            Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, each such unenforceable provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if each such unenforceable provision were so excluded, and the balance of this Agreement as so interpreted shall be enforceable in accordance with its terms.

6.8            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed with signatures transmitted among the parties by facsimile or by email delivery of a pdf format data file, and no party shall deny the validity of a signature or this Agreement signed and so transmitted on the basis that a signed document is represented by a copy or facsimile or pdf format data file and not an original.

6.9            Termination. This Agreement may be terminated by Purchaser by written notice to the Company, or by the Company, by written notice to Purchaser, in either case if the Closing has not been consummated on or before the third Business Day after the Index Calculation Date other than due to a breach of this Agreement or any covenant or agreement hereunder by the party seeking to so terminate this Agreement.  Termination of this Agreement will not affect the right of any party not in breach of its covenants and agreements under this Agreement to sue for any breach of this Agreement by the other party.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.

COMPANY:

BioTime, Inc.

By:

Title:

PURCHASER:

By:

Title:

By:

Title:

Address:

FAX Number:

Email: